UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

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The following is the text of a press release issued by Blockbuster Inc. on April 16, 2010.

Blockbuster Reschedules Annual Meeting of Stockholders

- Company Continues to Make Progress on Recapitalization Initiatives -

DALLAS, April 16, 2010 / PRNewswire - FirstCall - Blockbuster Inc. (NYSE: BBI, BBI.B) today announced it has rescheduled its annual meeting of stockholders to June 24, 2010. The annual meeting will be held at Renaissance Tower, 1201 Elm Street 21st floor, Dallas Texas 75270. Blockbuster stockholders of record as of April 28, 2010 will be entitled to vote a WHITE proxy card.

“As a result of the continued progress on our recapitalization initiatives, we have rescheduled the annual stockholders’ meeting,” stated Tom Casey, Executive Vice President and Chief Financial Officer of Blockbuster Inc. “We believe the additional time will provide us with the greatest opportunity to successfully complete one or more of our ongoing recapitalization initiatives prior to the annual meeting, possibly resolving our NYSE non-compliance and avoiding the need for a reverse stock split.”

Company Statement

Stockholders are urged to read Blockbuster’s definitive proxy statement when it becomes available because it will contain important information regarding Blockbuster’s annual meeting of stockholders to be held on June 24, 2010. Stockholders and other interested parties may obtain, free of charge, copies of the proxy statement (when available), and any other documents filed by Blockbuster with the Securities and Exchange Commission (the “SEC”), at the SEC’s Internet website at www.sec.gov. The proxy statement (when available) and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Blockbuster in the solicitation of proxies, toll-free on +1-800-607-0088.

Blockbuster and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Blockbuster’s stockholders in respect of the 2010 annual meeting of stockholders. Information regarding the interests of such persons, including such persons’ beneficial ownership of Blockbuster common stock is set forth in Blockbuster’s preliminary proxy statement, filed April 6, 2010, and Blockbuster’s definitive proxy statement to be filed on or around May 3, 2010 with respect to the 2010 annual meeting of stockholders.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The company provides customers with convenient access to media entertainment anywhere, any way they want it - whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The company may be accessed worldwide at www.blockbuster.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the SEC, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. In particular, there is no assurance that our recapitalization efforts will be successful prior to the date of the rescheduled annual meeting or at all. In the event that the risks disclosed in our public filings cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. Except as otherwise required by law, we undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

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Media contact:

Rebecca Fannin of Hill and Knowlton, +1-202-944-1928, rebecca.fannin@hillandknowlton.com, for Blockbuster Inc.

Investor Relations contact:

Kellie Nugent, Director, Investor Relations of Blockbuster Inc., +1-214-854-4442, kellie.nugent@blockbuster.com

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